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                                                                    Exhibit 10.3

                           INTEREST DEPOSIT AGREEMENT


     THIS INTEREST DEPOSIT AGREEMENT (this "Agreement") is made and entered into this 8th day of June, 1995 by and among Navistar International Transportation Corp., a Delaware corporation ("NITC"), Navistar Financial Corporation, a Delaware corporation ("NFC"), as Servicer (the "Servicer") and The Bank of New York, a New York banking corporation, as Master Trust Trustee (the "Master Trust Trustee").

                                    RECITALS

     A. The Servicer, Navistar Financial Securities Corporation, a Delaware corporation (the "Seller") and the Master Trust Trustee are parties to a Pooling and Servicing Agreement of even date herewith (the "Pooling and Servicing Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Pooling and Servicing Agreement.

     B. The Pooling and Servicing Agreement provides that, after the 1990 Trust Termination Date (the "Effective Date"), the Seller will convey Dealer Notes, which were initially issued to NFC by Dealers to finance, among other things, the Dealers' purchases of Navistar Vehicles, to a Master Trust to be formed pursuant to the Pooling and Servicing Agreement.

     C. In order to promote the sale of Navistar Vehicles, NITC periodically grants interest credits to Dealers and implements programs pursuant to which NITC undertakes to pay on behalf of the Dealers interest owing on the Dealer Notes.

     D. NITC, the Servicer and the Master Trust Trustee desire to enter into an agreement pursuant to which NITC shall make weekly deposits into an account owned by the Master Trust in an amount equal to the amount of interest NITC has undertaken to pay on behalf of the Dealers to insure that the amount of such interest owed to the Master Trust will be available.

     E. NITC, NFC, as servicer, and Chemical Bank (as successor to Manufacturers Hanover Trust Company), as trustee (the "1990 Trust Trustee"), are parties to an Interest Deposit Agreement dated as of December 1, 1990 (the "1990 Interest Deposit Agreement"), pursuant to which NITC has agreed to deposit certain amounts in an account (the "1990 Interest Deposit Account") maintained by the 1990 Trust Trustee in its capacity as such under the Pooling And Servicing Agreement dated as of December 1, 1990 (the "1990 Pooling and Servicing Agreement") among the Seller, NFC, as servicer and the 1990 Trust Trustee. Upon the termination of the trust formed by the 1990 Pooling and Servicing Agreement (the "1990 Trust"), the 1990 Trust Trustee is required pursuant to the 1990 Interest Deposit Agreement to distribute all amounts on deposit in the 1990 Interest Deposit Account to NITC. NITC desires to cause such funds to be deposited in the Interest Deposit Account on the 1990 Trust Termination Date.



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     NOW, THEREFORE, IN CONSIDERATION of these promises and the mutual and dependent promises hereinafter set forth, the parties agree as follows:

     1. Establishment and Administration of Interest Deposit Account.

     (a) The Master Trust Trustee, for the benefit of the Certificateholders and the other Beneficiaries, shall cause to be established and maintained in the name of the Master Trust, a non-interest bearing Eligible Deposit Account (the "Interest Deposit Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and the other Beneficiaries. Unless such power is revoked by the Master Trust Trustee and subject to the provisions of the Pooling and Servicing Agreement, the Servicer shall have the revocable power to instruct the Master Trust Trustee to withdraw funds from the Interest Deposit Account for the purpose of carrying out the duties of the Servicer hereunder and under the Pooling and Servicing Agreement. The Servicer at all times shall maintain accurate records reflecting each transaction in the Interest Deposit Account.

     (b) Funds on deposit in the Interest Deposit Account overnight or for a longer period shall at all times be invested by the Master Trust Trustee in Eligible Investments selected by the Servicer at the direction of the Servicer or its agent, subject to the restrictions set forth below. The Master Trust Trustee, acting in accordance with instructions from the Servicer, shall take all necessary actions to perfect its Security Interest in Eligible Investments. Any Eligible Investment with a stated maturity shall mature no later than two Business Days after the end of each Due Period.

     (c) Notwithstanding anything in the 1990 Interest Deposit Agreement to the contrary, NITC hereby assigns to the Master Trust Trustee the right to receive, on the 1990 Trust Termination Date, all amounts payable to NITC on such date pursuant to Section 4(b) of the 1990 Trust Agreement. On the date hereof, NITC shall execute and the Servicer shall file a UCC-1 financing statement showing NITC as debtor and the Master Trust Trustee as secured party reflecting the assignment contemplated hereby. Such amounts shall be paid to the Master Trust Trustee pursuant to the terms of Section 2.02(b)(v) of the Pooling and Servicing Agreement, and upon the Master Trust Trustee's receipt thereof, shall be deposited in the Interest Deposit Account.

     2. Calculation of NITC Interest Amount. As of the close of business on Friday (or the immediately preceding Business Day if such Friday is not a Business Day) of each week (beginning with the week in which the 1990 Trust Termination Date occurs) and as of the close of business on the last day of each Due Period thereafter and prior to the Final Master Trust Termination Date (each such day, a "Calculation Day"), NITC and the Servicer shall calculate the NITC Interest Amount as of such date. The "NITC Interest Amount" shall equal the sum of (a) the amount of Up-Front Interest Credit granted by NITC during the current Due Period, (b) the amount of Aggregate NITC Earned Interest accrued during the current Due Period and (c) the amount of Aggregate NITC Future Due Interest as of such Calculation Day.

     3. Deposit in Interest Deposit Account; Refund to NITC.




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     (a) If on any Calculation Day the amount on deposit in the Interest Deposit
Account, including any interest earned thereon (the "Deposit Amount"), is less than the NITC Interest Amount, NITC shall deposit the amount of such deficiency in the Interest Deposit Account by wire transfer of immediately available funds on the Business Day immediately following such Calculation Day (the "NITC
Payment Day").

     (b) If on any Calculation Day the Deposit Amount exceeds the NITC Interest Amount, the Servicer shall direct the Master Trust Trustee to withdraw the amount of such excess from the Interest Deposit Account on the related NITC Payment Date and refund that amount to NITC by wire transfer of immediately available funds.

     (c) If on the Calculation Day the Deposit Amount is equal to the NITC Interest Amount, no payment or refund shall be made on the related NITC Payment Date.

     4. Payments from the Interest Deposit Account. In addition to the payments described in paragraph 3 above, the Master Trust Trustee shall be authorized to make the following payments from the Interest Deposit Account:

     (a) On a Business Day no earlier than the second Business Day following the end of a Due Period but no later than the fifth Business Day following the end of a Due Period (the "NITC Interest Transfer Date"), the Servicer shall direct the Master Trust Trustee to withdraw from the Interest Deposit Account and transfer to the Collections Account an amount equal to the NITC Finance Charges for such Due Period, as provided in Section 4.03(b) of the Pooling and Servicing Agreement.

     (b) Upon termination of the Master Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement, the Master Trust Trustee shall pay to NITC any amounts remaining in the Interest Deposit Account.

     5. Successor Servicer. If a Successor Servicer is appointed pursuant to
Section 10.02 of the Pooling and Servicing Agreement, all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

     6. Effective Date. Notwithstanding any provision herein to the contrary, the rights of the Master Trust Trustee and the obligations of NITC (other than those set forth in paragraph 1(c), which shall be effective upon NITC's execution hereof) and the Servicer hereunder shall not become effective until the Effective Date and this Agreement shall have no force and effect until the Effective Date (other than the provisions of paragraph 1(c), which shall be effective upon NITC's execution hereof).

     7. Termination. This Agreement shall terminate after the payment to NITC of any amounts remaining in the Interest Deposit Account pursuant to paragraph 4(b) hereof.



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     8. Amendment.

     (a) This Agreement may be amended from time to time by NITC, the Servicer and the Master Trust Trustee to cure any ambiguity or to correct or supplement any defective or inconsistent provision herein or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, such action shall not adversely affect in any material respect the interests of the Certificateholders under the Pooling and Servicing Agreement and no amendments shall be effected until written notice thereof shall have been delivered to the Rating Agencies. The Master Trust Trustee may, but shall not be obligated to, enter into any such amendment which affects the Master Trust Trustee's rights, duties or immunities under this Agreement or otherwise.

     (b) This Agreement may also be amended from time to time by NITC, the Servicer and the Master Trust Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that the Master Trust Trustee shall not consent to such amendment unless it has received the consent of the Holders of Investor Certificates evidencing not less than 66 2/3% of the Series Invested Amounts of the Investor Certificates of each outstanding Series and no amendments shall be effected until written notice thereof shall have been delivered to the Rating Agencies.

     (c) It shall not be necessary for the consent of Certificateholders under this paragraph 8 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Master Trust Trustee may prescribe.

     9. Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without reference to its conflict of laws provisions.

     10. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of NITC, Navistar International Transportation Corp., 455 City Front Plaza, Chicago, IL 60611, Attention: Vice President and Treasurer, (b) in the case of NFC as Servicer, Navistar Financial Corporation, 2850 West Golf Road, Rolling Meadows, IL 60008, Attention: Vice President and Treasurer and (c) in the case of the Master Trust Trustee, the Corporate Trust Office; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     11. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such



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covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Master Trust Trustee, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     13. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     14. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     15. Assignment. This Agreement may not be assigned by NITC or the Servicer without the express written consent of the Master Trust Trustee, which consent shall not be granted without the prior consent of Holders of Investor Certificates evidencing not less than 51% of the Trust Invested Amount. No such assignment shall be effective until the Servicer shall have given the Rating Agencies written notice thereof.

     16. Rights and Remedies of Master Trust Trustee. The rights and remedies of the Master Trust Trustee under the Pooling and Servicing Agreement are expressly incorporated into this Agreement.


                                      * * *




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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                          NAVISTAR INTERNATIONAL TRANSPORTATION
                          CORP.


                          By:   /s/ T M Hough
                              --------------------------------------------------
                          Its:  Vice President and Treasurer
                              --------------------------------------------------



                          NAVISTAR FINANCIAL CORPORATION
                           as Servicer


                          By:  /s/ R W Cain
                              --------------------------------------------------
                          Its: Vice President
                              --------------------------------------------------

                          THE BANK OF NEW YORK
                           as Master Trust Trustee


                          By:   /s/ Patricia M. Russo
                              --------------------------------------------------
                          Its:  Assistant Treasurer
                              --------------------------------------------------


Accepted and Agreed

CHEMICAL BANK, as
  1990 Trust Trustee


By:  /s/ illegible
   ------------------------------
Its:  Assistant Vice President
   -------------------------------



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